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                                                                     EXHIBIT 11


                             Tetra Tech, Inc.
                 Computation of Earnings Per Common Share
                               (Unaudited)

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
                                                Three Months Ended
                                           ---------------------------
                                           December 28,   December 29,
                                             1997           1996
                                           ------------   ------------
Basic:
  Common stock outstanding, beginning of
    period.................................  20,714,254     17,658,752
  Stock options exercised..................      18,941         18,601
  Issuance of common stock.................   1,539,800        127,909
  Payment of fractional shares.............        (254)           --
                                           ------------   ------------
  Common stock outstanding, end of period..  22,272,741     17,805,262
                                           ------------   ------------
                                           ------------   ------------

  Weighted average shares common
    outstanding during the period..........  21,773,524     17,687,890
                                           ------------   ------------

      Total................................  21,773,524     17,687,890
                                           ------------   ------------
                                           ------------   ------------

  Net Income as reported in condensed
    consolidated financial statements......$  4,051,000   $  2,596,000
                                           ------------   ------------
                                           ------------   ------------

  Basic Earnings Per Share.................$       0.19   $       0.15
                                           ------------   ------------
                                           ------------   ------------

Diluted:
  Weighted average shares common
    outstanding during the period..........  21,773,524   $ 17,687,890

  Potential common shares under the
    treasury stock method assuming the
    exercise of options and warrants.......     808,347        673,219

  Other potentially dilutive securities:
    Convertible Preferred Stock............     490,705            --
                                           ------------   ------------
      Total................................  23,072,576     18,361,109
                                           ------------   ------------
                                           ------------   ------------

  Net Income as reported in condensed
    consolidated financial statements......   4,051,000      2,596,000
                                           ------------   ------------
                                           ------------   ------------

  Diluted Earnings Per Share...............$       0.18   $       0.14
                                           ------------   ------------
                                           ------------   ------------

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